EXHIBIT 99.1
PRESS RELEASE

Cabot Microelectronics Corporation Reports Higher Revenue and Diluted EPS Compared to the Prior Year

•Revenue of $274.7 Million, 1.0% Higher than Last Year Primarily Due to Growth in CMP Slurries and Wood Treatment

•Diluted EPS of $1.17, 82.8% Higher than Last Year; Adjusted Diluted EPS1 of $1.80, 13.2% Higher than Last Year

•Expecting Total Revenue for the Fourth Quarter of Fiscal 2020 to be Up Low Single Digits Sequentially

•Provides Full Year Fiscal 2020 Outlook

AURORA, IL, August 5, 2020 – Cabot Microelectronics Corporation (Nasdaq: CCMP), a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies, today reported financial results for its third quarter of fiscal 2020, which ended June 30, 2020.

Key Highlights

Total company revenue increased 1.0% over the prior year driven by stronger demand for CMP slurries and CMP pads, as well as higher wood treatment business revenue, which more than offset lower revenue in pipeline performance products, primarily due to softer industry conditions. Net income for the quarter was $34.5 million. Adjusted EBITDA was $92.0 million in the quarter, up 7.3% compared with the prior year. Year to date, the company generated $204.1 million in cash flow from operations, and had $354.7 million of cash on hand and $1,076.0 million in total debt as of June 30, 2020, which includes the $150 million drawn from the company’s revolving credit facility in the second quarter.

“We are pleased with our results this quarter, which demonstrate the continued strength and resiliency of our businesses as well as our team’s ability to execute, despite the unprecedented business environment. I am proud of and thankful for the efforts and dedication of our employees globally, who continue to maintain our essential operations and support our customers despite these challenges,” said David Li, President and CEO of Cabot Microelectronics Corporation. “Although near-term outlook remains uncertain across our end markets, we see steady demand from our semiconductor customers as well as improving conditions in our pipeline performance business in the fourth quarter. We expect to continue to drive growth and best in class profitability by leveraging our positions in the most advanced and challenging technologies as well as our deep customer relationships.”

Key Financial Information for the Third Quarter of Fiscal 2020

•Revenue was $274.7 million, 1.0% higher than the revenue reported in the same quarter last year. Revenue was down 3.3% compared to the prior quarter primarily due to softer oil and gas industry conditions that negatively impacted revenue in pipeline performance products.

•Net income was $34.5 million, 82.9% higher than last year. Adjusted net income was $53.1 million, 13.3% higher compared to adjusted net income in the prior year. Adjusted net income benefited from higher revenue, lower operating expenses, and lower interest expense in the quarter compared to last year.

•Diluted earnings per share (EPS) was $1.17, 82.8% higher than last year. Adjusted diluted EPS was $1.80, 13.2% higher than adjusted EPS in the same quarter last year.

•Adjusted EBITDA was $92.0 million, up 7.3% compared to adjusted EBITDA in the same quarter last year. Adjusted EBITDA margin for the quarter was 33.5%, compared to adjusted EBITDA margin of 31.5% in the same quarter last year.

Electronic Materials – Revenue was $220.4 million for the quarter, 3.9% higher than revenue in the same quarter last year. Higher revenue for CMP slurries and CMP pads offset slightly lower revenue for electronic chemicals. Adjusted EBITDA was $76.9 million, or 34.9% of revenue.

Performance Materials – Revenue was $54.4 million for the quarter, 9.0% lower than revenue in the same quarter last year. The decrease was driven by lower demand for pipeline performance products, which more than offset higher revenue in the wood treatment and QED businesses. Adjusted EBITDA was $27.0 million, or 49.6% of revenue.

Guidance for the Fourth Quarter and Full Year of Fiscal 2020

With continued uncertainty as to the ongoing macroeconomic and industry impact of the COVID-19 pandemic, the company currently expects fiscal fourth quarter revenue to be up low single digits compared to the company’s revenue in the third quarter of fiscal 2020. Sequentially, Electronic Materials revenue is expected to be approximately flat to up low single digits and Performance Materials revenue is expected to be up low to mid single digits.

The company currently expects full fiscal year 2020 adjusted EBITDA to be between $357 million and $362 million.

Additional current expectations are provided on slide 8 in the related slide presentation.

[1] Refer to financial tables and “Use of Certain GAAP, non-GAAP Adjusted Financial Information” in the press release below for information about these non-GAAP financial measures and reconciliations of these non-GAAP measures to their most comparable GAAP measure.

RELATED SLIDE PRESENTATION

A slide presentation related to this press release will be available at ir.cabotcmp.com in the Quarterly Results section of the Investor Relations center at approximately the same time that this press release is issued.

CONFERENCE CALL

Cabot Microelectronics Corporation’s quarterly earnings conference call will be held at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, August 6. The conference call will be available via live webcast and replay from the company’s website, www.cabotcmp.com, or by phone at (833) 714-0937. Callers outside the U.S. may dial (778) 560-2685. The conference code for the call is 1775053. A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company’s website.

ABOUT CABOT MICROELECTRONICS CORPORATION

Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. Cabot Microelectronics Corporation is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 2,000 employees globally. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

USE OF CERTAIN GAAP AND NON-GAAP ADJUSTED FINANCIAL INFORMATION

The company presented the following measures considered as non-GAAP by the SEC: adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and net debt. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, adjusted for certain items that affect comparability from period to period. These adjustments include items related to the company’s acquisition of KMG Chemicals, Inc. (“KMG”) (“Acquisition”), such as expenses incurred to complete the Acquisition and related integration, costs of restructuring related to the wood treatment business and related adjustments in 2020, costs related to the KMG-Bernuth warehouse fire net of insurance recovery, costs incurred in 2020 related to the Pandemic net of grants received and, in 2019, impact of fair value adjustments to inventory acquired from KMG. The non-GAAP adjusted financial information provided in this press release is a supplement to, and not a substitute for, the company’s financial results presented in accordance with U.S. GAAP. These non-GAAP financial measures are provided to enhance the investor's understanding about the company's ongoing operations. Specifically, the company believes the impact of the adjustments related to the Acquisition, such as expenses incurred to complete the Acquisition and related integration, acquisition-related amortization expenses, costs of restructuring related to the wood treatment business and related adjustments in 2020, costs related to the KMG-Bernuth warehouse fire net of insurance recovery, costs incurred in 2020 related to the Pandemic net of grants received, the effects of Tax Cuts and Jobs Act in December 2017 in the United States (“Tax Act”) and the issued final regulations related to the Tax Act, and in 2019, impact of fair value adjustments to inventory acquired from KMG are not indicative of its core operating results and thus presents these certain metrics excluding these effects. The presentation of non-GAAP adjusted financial information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. Reconciliations of non-GAAP measures to their most comparable GAAP measures are included in the financial statements portion of this press release.

Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC Regulation G and Item 10(e) of Regulation S-K.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industries and markets in which the company participates such as the semiconductor, and oil and gas, industries; the acquisition of, investment in, or collaboration with other entities, including the company’s acquisition of KMG, and the expected benefits and synergies of such acquisitions; divestment or disposition, or cessation of investment in certain, of the company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the company's customers; the competitive landscape that relates to the company’s business; the company's supply chain; natural disasters; various economic or political factors and international or national events, including related to global public health crises such as the COVID-19 pandemic, and the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance; the operation of facilities by Cabot Microelectronics; the company's management; foreign exchange fluctuation; the company's current or future tax rate, including the effects of the Tax Cuts and Jobs Act in the United States (“Tax Act”); cybersecurity threats; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the company, based on a variety of factors. Statements that are not historical facts, including statements about Cabot Microelectronics’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of Cabot Microelectronics’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Cabot Microelectronics’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in Cabot Microelectronics’ Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 to be filed by August 10, 2020. Except as required by law, Cabot Microelectronics undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

Contact:
Colleen Mumford
Vice President, Communications and Marketing
Cabot Microelectronics Corporation
(630) 499-2600

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenue	$274,727	$284,193	$271,882	$842,063	$759,051
Cost of sales	152,973	163,091	156,492	470,525	429,508
Gross profit	121,754	121,102	115,390	371,538	329,543

Operating expenses:

Research, development and technical	12,165	13,230	12,191	38,206	39,009
Selling, general and administrative	51,847	56,209	50,959	162,495	162,415
Total operating expenses	64,012	69,439	63,150	200,701	201,424

Operating income	57,742	51,663	52,240	170,837	128,119
Interest expense	10,406	10,753	12,757	33,079	32,978
Interest income	131	143	417	589	2,004
Other income (expense), net	(201)	(1,010)	(472)	(1,608)	(2,897)

Income before income taxes	47,266	40,043	39,428	136,739	94,248
Provision for income taxes	12,741	7,144	20,550	30,766	34,790
Net income	$34,525	$32,899	$18,878	$105,973	$59,458

Basic earnings per share	$1.19	$1.12	$0.65	$3.63	$2.09

Diluted earnings per share	$1.17	$1.11	$0.64	$3.58	$2.06

Weighted average basic shares outstanding	29,079	29,287	29,064	29,157	28,399

Weighted average diluted shares outstanding	29,456	29,725	29,568	29,603	28,924

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	June 30, 2020	September 30, 2019
ASSETS:

Current assets:
Cash and cash equivalents	$354,708	$188,495
Accounts receivable, net	137,736	146,113
Inventories	161,805	145,278
Prepaid expenses and other current assets	24,623	28,670
Total current assets	678,872	508,556

Property, plant and equipment, net	356,022	276,818
Other long-term assets	1,450,479	1,476,392
Total assets	$2,485,373	$2,261,766

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$50,211	$54,529
Short-term debt	150,000	—
Current portion of long-term debt	13,313	13,313
Accrued expenses, income taxes payable and other current liabilities	126,399	103,618
Total current liabilities	339,923	171,460

Long-term debt, net of current portion	912,691	928,463
Other long-term liabilities	207,725	181,466
Total liabilities	1,460,339	1,281,389

Stockholders' equity	1,025,034	980,377
Total liabilities and stockholders' equity	$2,485,373	$2,261,766

CABOT MICROELECTRONICS CORPORATION
Unaudited Reconciliation of Certain GAAP Financial Measures to Certain Non-GAAP Financial Measures
(Unaudited and amounts in thousands, except per share and percentage amounts)

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
	Three Months Ended
	June 30, 2020	June 30, 2019
GAAP Net income	$34,525	$18,878

Amortization of acquisition related intangibles	20,786	16,923
Acquisition and integration-related expenses	2,735	2,910
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	622	4,450
Net costs related to restructuring of wood treatment business[1]	(293)	—
Costs related to COVID -19 (Pandemic), net of grants received	112	—
Charges for fair value write-up of acquired inventory sold	—	42
U.S. tax reform	18	9,128
Tax effect on adjustments to net income[2]	(5,356)	(5,431)
Adjusted Net income	$53,149	$46,900

[1] Represents adjustments to previously recorded severance liability related to the wood treatment business.
[2] Tax effect on the adjustments was calculated using the U.S. Federal and state blended tax rate for the respective periods as the related adjustments are mainly U.S. driven.

Reconciliation of GAAP Diluted Earnings Per Share to Non-GAAP Adjusted Diluted Earnings Per Share
	Three Months Ended
	June 30, 2020	June 30, 2019
GAAP Diluted earnings per share	$1.17	$0.64
Adjustments (net of tax)[3] :
Amortization of acquisition related intangibles	0.55	0.44
Acquisition and integration-related expenses	0.07	0.08
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	0.02	0.12
Net costs related to restructuring of wood treatment business[1]	(0.01)	—
U. S tax reform	—	0.31
Adjusted Diluted earnings per share	$1.80	$1.59

[3] Tax effect on the adjustments was calculated using the U.S. Federal and state blended tax rate for the respective periods as the related adjustments are mainly U.S. driven.

Reconciliation of GAAP Revenue to Non-GAAP Adjusted Gross Profit and Gross Margin
	Three Months Ended
	June 30, 2020		June 30, 2019
GAAP revenue	$274,727		$271,882
Cost of sales	152,973		156,492
Gross profit and gross margin	$121,754	44.3%	$115,390	42.4%
Adjustments:
Amortization of acquisition related intangibles	3,347		3,469
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	622		4,200
Net costs related to restructuring of wood treatment business[1]	(293)		—
Costs related to the Pandemic, net of grants received	198		—
Charges for fair value write-up of acquired inventory sold	—		42
Adjusted gross profit and gross margin	$125,628	45.7%	$123,101	45.3%

Reconciliation of GAAP Operating expenses to Non-GAAP Adjusted Operating expenses
	Three Months Ended
	June 30, 2020	June 30, 2019

GAAP Research, development and technical	$12,165	$12,191
GAAP Selling, general, and administrative	51,847	50,959
Operating expenses	$64,012	$63,150
Adjustments[4] :
Amortization of acquisition related intangibles	(17,439)	(13,454)
Acquisition and integration-related expenses	(2,735)	(2,910)
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	—	(250)
Costs related to the Pandemic, net of grants received	86	—
Adjusted operating expenses	$43,924	$46,536

[4] All the adjustments are related to the Selling, general and administrative expenses.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and EBITDA Margin

	Three Months Ended
	June 30, 2020		June 30, 2019
GAAP net income	$34,525		$18,878
Interest expense	10,406		12,757
Interest income	(131)		(417)
Provision for income taxes	12,741		20,550
Depreciation & amortization	31,324		26,587
EBITDA and EBITDA margin[5]	$88,865	32.3%	$78,355	28.8%
Adjustments (pre-tax):
Acquisition and integration-related expenses	2,735		2,910
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	622		4,450
Net costs related to restructuring of wood treatment business[1]	(293)		—
Costs related to the Pandemic, net of grants received	112		—
Charges for fair value write-up of acquired inventory sold	—		42
Adjusted EBITDA and EBITDA margin[6]	$92,041	33.5%	$85,757	31.5%

5 EBITDA represents earnings before interest, taxes, depreciation and amortization.

6 Adjusted EBITDA is calculated by excluding items from EBITDA that are believed to be infrequent or not indicative of the company's continuing operating performance.

Fiscal Year 2020 Guidance Reconciliation [7]

	Fiscal Year 2020	Fiscal Year 2020
	Low	High
Net income	$134,000	$138,100
Interest expense, net[8]	43,500	43,500
Provision for income taxes[8]	38,000	38,900
Depreciation[8]	42,500	42,500
Amortization	90,000	90,000
EBITDA (Consolidated)	$348,000	$353,000
Acquisition and integration-related expenses	7,800	7,800
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	1,200	1,200
Net costs related to restructuring of wood treatment business[1]	(300)	(300)
Costs related to the Pandemic, net of grants received	300	300
Adjusted EBITDA Guidance (Consolidated)	$357,000	$362,000

[7] This is a reconciliation of our indicated full year net income to our adjusted EBITDA. The amounts above may not reflect certain future charges costs and/or gains that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, including impairment charges associated with the anticipated closure of our wood treatment business.

[8] Amounts represent the mid-point of the current financial guidance provided on August 5, 2020.

Reconciliation of Cash Flow From Operations to Free Cash Flow

	Nine months ended
	June 30, 2020	June 30, 2019
Net cash provided by operating activities	$204,083	$117,045
Less: Capital expenditures	107,015	32,691
Free cash flow	$97,068	$84,354

Net cash used in investing activities	$(105,428)	$(1,209,708)

Net cash provided by financing activities	$67,201	$908,678

Reconciliation of GAAP Debt to Net Debt

	June 30, 2020	September 30, 2019
Total short-term and long-term debt	$1,076,004	$941,776
Less: Cash and cash equivalents	354,708	188,495
Total net debt	$721,296	$753,281